EXHIBIT 10.1












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                       AMENDED AND RESTATED LOAN AGREEMENT

                                     BETWEEN

                              BULL RUN CORPORATION

                                       AND

                                NATIONSBANK, N.A.


                           DATED AS OF MARCH 20, 1998



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                                TABLE OF CONTENTS

                                                                                                               Page

ARTICLE 1     DEFINITIONS; CONSTRUCTION...........................................................................2
1.1  Definitions..................................................................................................2
1.2  Accounting Terms and Determinations.........................................................................10
1.3  Other Definitional Terms....................................................................................11

ARTICLE 2     REVOLVING CREDIT FACILITY..........................................................................11
2.1  Revolving Credit Loans; Use of Proceeds.....................................................................11
2.2  Interest on Revolving Credit Loans..........................................................................11
2.3  Revolving Credit Note; Repayment of Principal and Interest..................................................12
2.4  Voluntary Termination or Reductions in Revolving Credit Facility............................................12
2.5  Letters of Credit...........................................................................................13

ARTICLE 3     TERM LOAN FACILITIES...............................................................................13
3.1  First Term Loan Facility....................................................................................13
3.2  Second Term Loan Facility...................................................................................13
3.3  Interest on Term Loans......................................................................................14
3.4  Term Loan Notes; Repayment of Principal and Interest........................................................14

ARTICLE 4     GENERAL CREDIT TERMS...............................................................................15
4.1  Credit Expiration Dates; Extensions.........................................................................15
4.2  Fees........................................................................................................15
4.3  Payments; Prepayments and Computations......................................................................16
4.4  Collateral..................................................................................................16
4.5  Loan Account................................................................................................17
4.6  Capital Adequacy............................................................................................17
4.7  Agreements Regarding Interest and Other Charges.............................................................18
4.8  Unavailability..............................................................................................18
4.9  Increased Costs.............................................................................................18
4.10 Funding Losses..............................................................................................19
4.11 Assumptions Concerning Funding of LIBOR Advances............................................................19
4.12 Additional Fees or Compensation.............................................................................19


ARTICLE 5     CONDITIONS PRECEDENT TO LOANS......................................................................20
5.1  Conditions Precedent to Closing.............................................................................20
5.2  Conditions Precedent to All Loans...........................................................................20
5.3  Conditions Precedent to the Second Term Loans...............................................................21
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ARTICLE 6     REPRESENTATIONS AND WARRANTIES.....................................................................22
6.1  Organization; Authorization; Valid and Binding Obligations..................................................22
6.2  Financial Statements........................................................................................22
6.3  Actions Pending.............................................................................................22
6.4  Conflicting Agreements and Other Matters....................................................................22
6.5  ERISA.......................................................................................................23
6.6  Governmental Consent........................................................................................23
6.7  Margin Regulations and Investment Company Act. Etc..........................................................23
6.8  Disclosure..................................................................................................23
6.9  Reaffirmation...............................................................................................23

ARTICLE 7     AFFIRMATIVE COVENANTS..............................................................................24
7.1  Financial Statements and Notices............................................................................24
7.2  Inspection of Property......................................................................................26
7.3  Books and Records...........................................................................................26
7.4  Maintenance of Corporate Existence..........................................................................26
7.5  Financial Covenants.........................................................................................26
7.6  Primary Depository Relationships............................................................................26
7.7  Interest Rate Contracts.....................................................................................27
7.8  Margin Call.................................................................................................27
7.9  Notices Regarding Purchaser.................................................................................27

ARTICLE 8     NEGATIVE COVENANTS.................................................................................27
8.1  Merger, Consolidation, Etc..................................................................................28
8.2  ERISA Matters...............................................................................................28
8.3  Fiscal Year Change..........................................................................................28
8.4  Use of Proceeds.............................................................................................28

ARTICLE 9     EVENTS OF DEFAULT..................................................................................28
9.1  Events of Default...........................................................................................28
9.2  Remedies....................................................................................................30

ARTICLE 10    MISCELLANEOUS......................................................................................31
10.1 Notices.....................................................................................................31
10.2 No Waiver; Remedies Cumulative..............................................................................31
10.3 Payment of Expenses; Indemnity..............................................................................32
10.4 Successors and Assigns: Sale of Interest....................................................................32
10.5 Amendments..................................................................................................32
10.6 Time of Essence.............................................................................................33
10.7 Governing Law...............................................................................................33
10.8 Counterparts................................................................................................33
10.9 Effectiveness; Survival.....................................................................................33
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10.10         Severability.......................................................................................33
10.11         Independence of Covenants..........................................................................33
10.12         Headings Descriptive...............................................................................33
10.13         Termination of Agreement...........................................................................33
10.14         Entire Agreement...................................................................................34
10.15         Jury Trial Waiver; Consent to Forum................................................................34
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EXHIBITS

Exhibit A   Copy of the Rawlings Warrant
Exhibit B   Copy of Warrant to purchase 487,500 shares of common stock of Gray
Exhibit C   Copy of Warrant to purchase 250,000 shares of common stock of Gray


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                       AMENDED AND RESTATED LOAN AGREEMENT



     THIS AMENDED AND RESTATED LOAN AGREEMENT is made and entered into as of March 20, 1998 by and between BULL RUN CORPORATION, a Georgia corporation ("Borrower"), and NATIONSBANK, N.A. ("Lender").

                              W I T N E S S E T H:

     WHEREAS, Borrower and Lender are parties to a certain Loan Agreement dated as of March 29, 1995, as modified and amended by the First Modification of Loan Agreement, dated as of January 3, 1996, the Second Modification of Loan Agreement dated as of September 24, 1996, the Third Modification of Loan Agreement dated as of January 27, 1997, the Fourth Modification of Loan Agreement dated as of March 27, 1997, the Fifth Modification of Loan Agreement dated as of August 14, 1997, the Sixth Modification of Loan Agreement dated as of November 21, 1997 and the Seventh Modification of Loan Agreement dated as of December 2, 1997 (as amended, the "Prior Loan Agreement"); and

     WHEREAS, the Lender and the Borrower have agreed to amend and restate the Prior Loan Agreement in its entirety, as set forth herein; and

     WHEREAS, the Borrower acknowledges and agrees that the Liens (as defined in the Prior Loan Agreement) granted to the Lender pursuant to the Prior Loan Agreement and the Credit Documents (as defined in the Prior Loan Agreement), shall remain outstanding and in full force and effect in accordance with the Prior Loan Agreement and shall continue to secure the Obligations (as defined herein); and

     WHEREAS, the Borrower and all other parties hereto acknowledge and agree that (i) the Obligations (as defined herein) represent, among other things, the amendment, restatement, renewal, extension, consolidation and modification of the Obligations (as defined in the Prior Loan Agreement) arising in connection with the Prior Loan Agreement and the other Credit Documents (as defined in the Prior Loan Agreement) executed in connection therewith; (ii) the parties hereto intend that the Prior Loan Agreement and the other Credit Documents (as defined in the Prior Loan Agreement) executed in connection therewith and the collateral pledged thereunder shall secure, without interruption or impairment of any kind, all existing Obligations under the Prior Loan Agreement and the other Credit Documents (as defined in the Prior Loan Agreement) executed in connection therewith as so amended, restated, renewed, extended, consolidated and modified hereunder, together with all other obligations hereunder; (iii) all Loans evidenced by the Prior Loan Agreement and the other Credit Documents (as defined in the Prior Loan Agreement) executed in connection therewith are hereby ratified, confirmed and continued; and (iv) the Credit Documents (as defined herein) are intended to restate, renew, extend, consolidate, amend and modify the Prior Loan Agreement and the other Credit Documents (as defined in the Prior Loan Agreement) executed in connection therewith; and

     WHEREAS, the parties hereto intend that (i) the provisions of the Prior Loan Agreement and the other

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Credit Documents (as defined in the Prior Loan Agreement) executed in connection therewith, to the extent restated, renewed, extended, consolidated, amended and modified hereby, be hereby superseded and replaced by the provisions hereof and of the Credit Documents (as defined herein); (ii) the Notes (as hereinafter defined) amend, renew, extend, modify, replace, be substituted for and supersede in their entirety, but do not extinguish, the Obligations arising under, the promissory notes issued pursuant to the Prior Loan Agreement; and (iii) entering into, and performing their respective obligations under, this transaction not constitute a novation.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereby amend and restate in its entirety the Prior Loan Agreement as follows as of the 20th day of March, 1998:

                                    ARTICLE 1
                            DEFINITIONS; CONSTRUCTION

     SECTION 1.1 DEFINITIONS. For the purposes of this Agreement, the following terms shall have the indicated meanings as set forth below:

     "Adjusted LIBOR" shall mean, for any Interest Period, the rate per annum (rounded upwards to the nearest 1/16th of one percentage point, if necessary) equal to the quotient obtained by dividing (i) the offered rate for United States dollar deposits for a period comparable to such Interest Period appearing on the Reuters Screen LIBO Page (or as quoted or published by such other recognized independent quote service as may be selected by the Lender from time to time) as of 11:00 a.m., London time, on the day that is two (2) Business Days prior to the beginning of such Interest Period (but if at least two such rates appear on such screen or are so quoted at such time, the offered rate for such Interest Period shall be the arithmetic mean of such rates) by (ii) a percentage equal to one (1) minus the then average stated maximum amount (stated as a decimal) of all reserve requirements applicable to any member of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D of the Board of Governors of the Federal Reserve System (or any successor categories for such liabilities under such Regulation D).

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" shall mean this Amended and Restated Loan Agreement, as amended, supplemented or modified from time to time.

     "Applicable Term Loan Margin" shall mean at any time, zero percentage points (0.0%) for so much of the principal balance of any Term Loan as consists of Prime Rate Advances and one and three-quarters percentage points (1.75%) for so much of the principal balance of any Term Loan as consists of LIBOR Advances.

     "Bankruptcy Code" shall mean the Bankruptcy Code of 1978, as amended (11 U.S.C. 101 et seq.).

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     "Borrower" shall have the meaning given such term in the preamble to this
Agreement and shall include such Person's successors and assigns.

     "Borrower Pledge Agreement" shall mean the Borrower Stock Pledge Agreement, dated as of the date hereof, executed by Borrower in favor of the Lender, as the same may be amended, supplemented, restated or otherwise replaced from time to time.

     "Business Day" shall mean any day excluding Saturday, Sunday and any other day on which banks are required or authorized to close in Atlanta, Georgia, and if the applicable Business Day relates to any LIBOR Advance or the determination of any interest Period or the calculation of the Adjusted LIBOR therefor, any day on which trading is not carried on by and between banks in United States dollars in the London interbank market.

     "Capital Expenditures" shall mean the cost, determined in accordance with GAAP, of any fixed asset or improvement, or replacement, substitution, or addition thereto, which have a useful life of more than one year, including, without limitation, those arising in connection with Capital Leases.

     "Capital Lease" shall mean any lease of Property by a Person that, in accordance with GAAP, should be reflected as a liability on the balance sheet of such Person.

     "Cash Flow" shall mean, with respect to any period of determination, the Borrower's operating profit for such period, as determined on a consolidated basis together with its Subsidiaries in accordance with GAAP and reported on the financial statements for such period delivered pursuant to Section 7.1 hereof, plus any and all of the following to the extent deducted from or not included in such operating profit: (a) amortization for such period, (b) depreciation and other non-cash charges for such period, (c) dividend income for such period, (d) fees received during such period in excess of fees recognized for such period,
(e) interest income for such period, (f) refunds for state and federal taxes received during such period, minus (g) payments for state and federal taxes made during such period.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" shall mean (i) the Pledged Shares, (ii) the Warrants, (iii) the Rawlings Warrant, (iv) any and all other property which may be hereafter pledged or collaterally assigned to Lender or in which Lender may be otherwise granted a Lien to secure the Obligations pursuant to any and all of the Credit Documents and (v) any and all cash and non-cash proceeds of the foregoing.

     "Contractual Obligation" of any Person shall mean any provision of any written agreement, instrument, security, or undertaking to which such Person is a party or by which it or any of the property owned by it is bound.

     "Credit Documents" shall mean, collectively, this Agreement, the Notes, the Pledge Agreements and the Option Agreement.

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     "Credit Parties" shall mean, collectively, the Borrower, Datasouth, the
Partnership and the Purchaser.

     "Datasouth" shall mean Datasouth Computer Corporation, a Delaware corporation and wholly-owned subsidiary of the Borrower, and its successors and assigns.

     "Debt Service" shall mean, for any period of determination, the sum of the following (determined without duplication) for the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP: (a) interest expense for such period, (b) dividends paid during such period (other than any dividend or distribution payable in capital stock of the same class), and (c) the aggregate amount of all regularly scheduled payments of principal to be made during the four consecutive fiscal quarters immediately following the determination of the Debt Service Ratio pursuant to Section 7.5(c) hereof.

     "Debt Service Ratio" shall mean for any period of determination the ratio of (a) Cash Flow for such period to (b) Debt Service for such period.

     "Default" shall mean any condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

     "Default Interest Rate" shall mean for any particular type of Loan the interest rate otherwise in effect with respect to such Loan plus an additional two percentage points (2.0%).

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

     "Event of Default" shall have the meaning provided in Article IX hereof.

     "First Term Loan" shall mean any and all advances made by Lender to Borrower under the First Term Loan Facility.

     "First Term Loan Facility" shall mean the term loan facility provided by Lender to Borrower under Section 3.1 hereof.

     "First Term Loan Facility Expiration Date" shall mean the date of this Agreement.

     "First Term Loan Maximum Availability" shall mean $10,400,000 (as such amount may be adjusted from time to time pursuant to this Agreement).

     "First Term Loan Note" shall mean the First Term Loan Note, dated as of the date hereof, executed by the Borrower and payable to the order of Lender as evidence of the First Term Loan and any extension, renewal, modification or replacement thereof or therefor.

     "GAAP" shall mean, as in effect from time to time, United States generally accepted accounting principles

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(which the parties acknowledge and agree shall include the requirement that such principles be consistently applied).

     "Gray" shall mean Gray Communications Systems, Inc., a Georgia corporation, and its successors and assigns.

     "Host Communications" shall mean Host Communications, Inc., a Kentucky corporation.

     "Host Shares" shall mean all shares of common stock of Host Communications now owned or hereafter acquired by Borrower and all cash and non-cash proceeds thereof.

     "Interest Period" shall mean, in the case of the determination of any Adjusted LIBOR rate, a one (1), two (2), three (3), four (4), six (6) or (if made available by Lender from time to time) twelve (12) month period as selected by Borrower; provided, however, that (i) in the event an Interest Period would end on a day which is not a Business Day, the Interest Period shall be deemed to end on the immediately succeeding Business Day, unless such extension would cause such Interest Period to end in the next calendar month, in which case the Interest Period shall be deemed to end on the immediately preceding Business Day, (ii) any Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month in which such Interest Period ends shall, subject to parts (iii) and (iv) below, expire on the immediately preceding Business Day, (iii) no Interest Period shall extend beyond any date upon which any principal payment is due with respect to the Loans unless the aggregate principal amount of Loans that are Prime Rate Advances or that have Interest Periods which will expire on or before the date such principal payment is due is equal to or in excess of the amount of such principal payment, and (iv) Borrower shall not be entitled to select any Interest Periods applicable to any LIBOR Advances consisting of a particular type of Loan which extend beyond the final maturity date thereof.

     "Interest Rate Contract" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, or other similar agreement or arrangement entered into by Borrower to protect the Borrower against fluctuations in interest rates.

     "Lender" shall have the meaning given such term in the preamble to this Agreement and shall include such Person's successors and assigns.

     "Letter of Credit" shall mean any letter of credit which may be now or hereafter issued by the Lender for the account of Borrower and any extension, renewal, modification or replacement thereof or therefor.

     "Leverage Ratio" shall mean, for any particular Person, the ratio of such Person's total liabilities to such Person's Net Worth, all as determined on a consolidated basis.

     "LIBOR Advance" shall mean any Loans hereunder (or portion thereof) which bear interest based on Adjusted LIBOR.


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     "Lien" shall mean any mortgage, pledge, security interest, security deposit, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

     "Loans" shall mean, collectively, the Revolving Credit Loans and the Term Loans.

     "Margin Regulations" shall mean Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

     "Marketable Securities" shall mean any security traded on the American Stock Exchange, the New York Stock Exchange or NASDAQ.

     "Material Adverse Effect" shall mean a material adverse effect upon, or a material adverse change in, any of the (i) business, results of operations, properties, prospects or financial condition of Purchaser or of Borrower and its Subsidiaries taken as a whole, (ii) legality, validity, binding effect or enforceability of any Credit Document, or (iii) ability of any Credit Party to perform its payment obligations under the Credit Documents.

     "Maturity Date" shall mean January 1, 2003.

     "Net Worth" shall mean, as of any date and with respect to any Person, such Person's total shareholders' equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) which would appear as such on a balance sheet of such Person as of such date prepared on a consolidated basis.

     "Notes" shall mean, collectively, the Revolving Credit Note and the Term Loan Notes.

     "Obligations" shall mean, collectively, all amounts now or hereafter owing to Lender by Borrower pursuant to the terms of or as a result of this Agreement or any other Credit Document, including without limitation, the unpaid principal balance of any and all Loans and all interest, fees, expenses and other charges relating thereto or accruing thereon, as well as any and all other indebtedness, liabilities, and obligations of Borrower, whether direct or indirect, absolute or contingent, or liquidated or unliquidated, which may be now existing or may hereafter arise under or as a result of any of the Credit Documents (including, without limitation, obligations of Borrower under Interest Rate Contracts with Lender), and together with any and all renewals, extensions, modifications or refinancings of any of the foregoing.

     "Officer's Certificate" shall mean a certificate signed in the name of the Borrower by its president, any vice president, its chief executive officer or its chief financial officer.

     "Option Agreement" shall mean the Option Agreement, dated as of the date hereof, between the Purchaser and the Lender and consented to by the other Credit Parties, as the same may be amended,

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supplemented, restated or otherwise replaced from time to time.

     "Partnership" shall mean The Robinson-Prather Partnership, a Georgia general partnership, and its successors and assigns.

     "Partnership Pledge Agreement" shall mean the Partnership Stock Pledge Agreement, dated as of the date hereof, executed by the Partnership in favor of the Lender, as the same may be amended, supplemented, restated or otherwise replaced from time to time.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Person" shall mean any individual, partnership, firm, corporation, association, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

     "Plan" shall mean any "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by Borrower or any other Credit Party or by any trade or business, whether or not incorporated, which, together with Borrower or any other Credit Party, is under common control.

     "Pledge Agreements" shall mean the Borrower Pledge Agreement, the Purpose Credit Borrower Pledge Agreement, the Subsidiary Pledge Agreement, the Purpose Credit Subsidiary Pledge Agreement and the Partnership Pledge Agreement.

     "Pledged Shares" shall mean, collectively, all shares of common stock or preferred stock covered by any or all of the Pledge Agreements and all cash and non-cash proceeds thereof.

     "Prime Rate" shall mean a per annum rate equal to the rate of interest announced from time to time by the Lender as its "prime rate", "prime lending rate", "base rate" or similar reference rate (with each change therein to be effective as of the date of such change). Each such rate announced by the Lender is a reference rate and does not necessarily represent the lowest or best rate actually charged by it to any customer. The Lender may make commercial loans or other loans at rates of interest at, above or below such reference rate. In the event the Lender ceases to use its "prime rate", prime lending rate", "base rate" or similar reference rate as a standard, the Lender shall designate a substitute therefor.

     "Prime Rate Advance" shall mean any Loans hereunder (or portion thereof) which bear interest based on the Prime Rate.

     "Prior First Term Loan" shall mean the $10,400,000 loan made by Lender to Borrower on or about March 29, 1995 under Section 3.1 of the Prior Loan Agreement as originally executed and delivered.

     "Prior Loan Agreement" shall have the meaning given such term in the preamble to this Agreement.


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     "Prior Second Term Loan" shall mean collectively, (i) the $13,100,000 loan made by Lender to Borrower as the Second Term Loan under the Prior Loan Agreement, (ii) the $5,000,000 loan made by Lender to Borrower as the Third Term Loan under the Prior Loan Agreement, (iii) the $1,400,000 loan made by Lender to Borrower as the Fourth Term Loan under the Prior Loan Agreement and (iv) loans made by Lender to Borrower as Additional Term Loans under the Prior Loan Agreement and (v) loans made by Lender to Borrower pursuant to the Unsecured Notes.

     "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "Purchaser" shall mean J. Mack Robinson, a Georgia resident, and his heirs, legal representatives, successors and assigns.

     "Purpose Credit Borrower Pledge Agreement" shall mean the Purpose Credit Borrower Stock Pledge Agreement, dated as of the date hereof, executed by Borrower in favor of the Lender, as the same may be amended, supplemented or restated or otherwise replaced from time to time.

     "Purpose Credit Subsidiary Pledge Agreement" shall mean the Purpose Credit Subsidiary Pledge Agreement, dated as of the date hereof, executed by Datasouth in favor of the Lender, as the same may be amended, supplemented, restated or otherwise replaced from time to time.

     "Rawlings" shall mean Rawlings Sporting Goods Company, Inc.

     "Rawlings Shares" shall mean all shares of common stock of Rawlings now owned or hereafter acquired by Borrower and all cash and non-cash proceeds thereof.

     "Rawlings Warrant" shall mean the warrant to purchase 925,804 shares of the common stock of Rawlings issued on November 21, 1997, by Rawlings in favor of Borrower, as more fully described in the Common Stock Purchase Warrant, a true and correct copy of which is attached hereto as Exhibit A, and any extension, modification, supplement or replacement thereof or therefor.

     "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA.

     "Requirement of Law" for any person shall mean the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of any arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Revolving Credit Facility" shall mean the revolving credit facility provided by Lender to Borrower under Article II hereof.

     "Revolving Credit Facility Expiration Date" shall mean May 1, 1999 (as such date may be extended,

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accelerated or amended from time to time pursuant to this Agreement).

     "Revolving Credit Loans" shall mean, collectively, any and all advances made by Lender to Borrower under the Revolving Credit Facility.

     "Revolving Credit Maximum Availability" shall mean $3,500,000 (as such amount may be adjusted from time to time pursuant to this Agreement).

     "Revolving Credit Note" shall mean the Revolving Credit Note, dated as of the date hereof, executed by the Borrower and payable to the order of the Lender as evidence of the Revolving Credit Loans and any extension, renewal, modification or replacement thereof or therefor.

     "SEC" shall mean the Securities and Exchange Commission, or any successor thereto.

     "Second Term Loan" shall mean any and all advances made by Lender to Borrower under the Second Term Loan Facility.

     "Second Term Loan Facility" shall mean the term loan facility provided by Lender to Borrower under Section 3.2 hereof.

     "Second Term Loan Facility Expiration Date" shall mean July 31, 1998 (as such date may be extended, accelerated or amended from time to time pursuant to this Agreement).

     "Second Term Loan Maximum Availability" shall mean $32,500,000 (as such amount may be adjusted from time to time pursuant to this Agreement).

     "Second Term Loan Note" shall mean the Second Term Loan Note, dated as of the date hereof, executed by the Borrower and payable to the order of the Lender as evidence of the Second Term Loan and any extension, renewal, modification or replacement thereof or therefor.

     "Second Term Loan Obligations" shall mean, collectively, any and all Obligations of Borrower to pay Lender the principal of, interest or fees on, collection costs for, or any other sums owing in respect of the Second Term Loan or the Second Term Loan Note.

     "Subsidiary" means, as applied to Borrower, (i) any corporation of which 50% or more of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors (or other governing body), regardless of the existence at the time of a right of the holders of any class or classes (however designated) of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership of which 50% or more of the outstanding partnership interests is, at the time, directly or indirectly owned by Borrower or by one or more Subsidiaries of Borrower, and (ii) any other entity which is directly or indirectly controlled or capable of being controlled by Borrower or by one or more Subsidiaries of Borrower; provided, however, that Gray Communications Systems, Inc. and its

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Subsidiaries, Capital Sports Properties, Inc. and its Subsidiaries and Host
Communications and its Subsidiaries shall not constitute Subsidiaries of Borrower for purposes of this Agreement or any other Credit Document.

     "Subsidiary Pledge Agreement" shall mean the Subsidiary Stock Pledge Agreement, dated as of the date hereof, executed by Datasouth in favor of the Lender, as the same may be amended, supplemented, restated or otherwise replaced from time to time.

     "Term Loan Facilities" shall mean, collectively, the First Term Loan Facility and the Second Term Loan Facility.

     "Term Loan Notes" shall mean, collectively, the First Term Loan Note and the Second Term Loan Note.

     "Term Loans" shall mean, collectively, the First Term Loan and the Second Term Loan.

     "Unsecured Notes" shall mean, collectively, (1) that certain unsecured promissory note issued by Borrower to Lender dated as of December 15, 1997 in an original principal amount of $686,100; (2) that certain unsecured promissory note issued by Borrower to Lender dated as of December 24, 1997 in an original principal amount of $583,184; and (3) that certain promissory note issued by Borrower to Lender dated as of January 9, 1998 in an original principal amount of $2,965,447.

     "Voting Stock" shall mean, with respect to any Person, any shares of stock or other equity interests of any class or classes of such Person whose holders are entitled under ordinary circumstances (irrespective of whether at the time stock or other equity interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency) to vote for the election of a majority of the directors, managers, or other governing body of such Person.

     "Warrants" shall mean (a) the warrant to purchase 487,500 shares of the common stock of Gray issued on January 3, 1996, by Gray in favor of Borrower, a copy of which is attached hereto as Exhibit B, and any extension, modification, supplement or replacement thereof or therefor, and (b) the warrant to purchase 250,000 shares of common stock of Gray issued or to be issued by Gray in favor of the Borrower in connection with the issuance of series B preferred stock of Gray, a copy of which is attached hereto as Exhibit C, and any extension, modification, supplement or replacement thereof or therefor.

     SECTION 1.2 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared, and all financial records shall be maintained in accordance with GAAP; provided, however, that compliance with any and all financial covenants and calculations provided for herein, and in the definitions used in such covenants and calculations, shall be calculated, made and applied on a consolidated basis in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the preparation of the financial statements referred to in Section 6.2 hereof unless and until the parties hereto enter into a written amendment agreement with respect thereto.

     SECTION 1.3 OTHER DEFINITIONAL TERMS. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Any pronoun used herein shall be deemed to cover all genders and all singular terms used herein shall include the plural and vice versa. Unless otherwise expressly indicated herein, all references herein to a period of time which runs "from" or "through" a particular date shall be deemed to include such date, and all references herein to a period of time which runs "to" or "until" a particular date shall be deemed to exclude such date. Unless otherwise defined or specified herein, all other terms used herein shall have the meanings, if any, given such terms in the Uniform Commercial Code as in effect on this date in the State of Georgia as the same may be hereafter amended or supplemented from time to time.

                                    ARTICLE 2
                            REVOLVING CREDIT FACILITY

     SECTION 2.1      REVOLVING CREDIT LOANS; USE OF PROCEEDS.

              (a) Subject to the terms and conditions of this Agreement, the Lender agrees to advance to the Borrower, from time to time prior to the Revolving Credit Facility Expiration Date and upon the Borrower's request therefor, Revolving Credit Loans in an aggregate principal amount outstanding at any one time not to exceed the Revolving Credit Maximum Availability as then in effect.

              (b) The proceeds of each Revolving Credit Loan shall be used to finance the working capital, capital expenditures or other general corporate needs of the Borrower. All borrowings of Revolving Credit Loans shall constitute part of a single loan transaction between Borrower and the Lender.

              (c) If the unpaid balance of the Revolving Credit Loans should exceed the applicable limit set forth in subsection (a) above at any time or if Lender in its discretion shall elect to make any Revolving Credit Loans on or after the Revolving Credit Facility Expiration Date, such Revolving Credit Loans shall nevertheless constitute Revolving Credit Loans hereunder that are secured by the Collateral and entitled to all benefits thereof and of the other Credit Documents. Insofar as Borrower may request and Lender may be willing in its sole and absolute discretion to make Revolving Credit Loans to Borrower at a time when the unpaid balance of the Revolving Credit Loans exceeds, or would exceed with the making of such Revolving Credit Loan, the applicable limit set forth above, such overadvances shall be repaid on demand and shall be evidenced by the Revolving Credit Note.

     SECTION 2.2      INTEREST ON REVOLVING CREDIT LOANS.

              (a) The unpaid principal balance of the Revolving Credit Loans shall bear interest from time to time at a rate per annum equal to the Prime Rate as then in effect; provided, however that Borrower may, by a written notice (or by telephonic notice promptly confirmed in writing) delivered to the Lender not later than 10:00 a.m. (Atlanta time) on the second Business Day prior to any Interest Period designated by the Borrower in such notice, direct that interest accrue on the unpaid principal balance of the Revolving Credit Loans (or any portion thereof which when added to all other LIBOR Advances then outstanding under any of the Loans and which have the same Interest Period totals an amount of not less than $100,000 or any greater integral multiple thereof) outstanding from time to time during such Interest Period at a rate per annum equal to the sum of the Adjusted LIBOR for such Interest Period plus one and three-quarters percentage points (1.75%); provided, further, however, that (i) upon the occurrence and during the continuation of any Event of Default under Section 9.1(i), (ii) or (iii) hereof, the Lender may, upon notice to the Borrower, suspend Borrower's right to use the aforesaid Adjusted LIBOR option, (ii) Borrower may not have more than six (6) Adjusted LIBOR-based interest rates in effect under this Section at any one time, and (iii) the interest rate applicable to the Revolving Credit Loans shall be subject to adjustment as provided in paragraph (b) below.

              (b) After the occurrence and during the continuation of any Event of Default, the unpaid principal balance of the Revolving Credit Loans (and, to the extent permitted by applicable law, all accrued interest thereon) may, if elected by Lender in its discretion, bear interest at a rate per annum equal to the Default Interest Rate, which rate adjustment shall be effective from the date notice thereof is given by the Lender to the Borrower.

              (c) Interest on the Revolving Credit Loans shall accrue from and including the date of each such Loan to and excluding the date of any repayment thereof; provided, however, if such Loan is repaid on the same day it is made, one day's interest shall be paid on such Loan.

              (d) The Lender, upon determining the Adjusted LIBOR for any Interest Period applicable to the Revolving Credit Loans, shall promptly notify by telephone (confirmed in writing) or in writing the Borrower thereof and any such determination by the Lender shall, in the absence of manifest error, be final, conclusive and binding for all purposes.

     SECTION 2.3     REVOLVING CREDIT NOTE; REPAYMENT OF PRINCIPAL AND INTEREST.

              (a) The Borrower's obligation to pay to the Lender the principal of and interest on the Revolving Credit Loans shall be evidenced by the records of the Lender (subject to Section 4.5 hereof) and by the Revolving Credit Note.

              (b) The outstanding principal balance of the Revolving Credit Loans shall be due and payable, together with all remaining accrued and unpaid interest thereon, on the Revolving Credit Facility Expiration Date. Pending such maturity, (i) accrued interest on the Revolving Credit Loans consisting of Prime Rate Advances shall be payable to the Lender in arrears on the first (1st) day of each calendar quarter, commencing with the calendar quarter following the calendar quarter in which the initial Revolving Credit Loan is made hereunder and continuing to be due on the same day of each succeeding calendar quarter thereafter and (ii) accrued interest on the Revolving Credit Loans consisting of LIBOR Advances shall be payable to the Lender in arrears on the last day of each Interest Period applicable thereto and, in the case of any such LIBOR Advance having an Interest Period in excess of three (3) months, on each day which occurs every three (3) months after the initial date of such Interest Period.

     SECTION 2.4 VOLUNTARY TERMINATION OR REDUCTIONS IN REVOLVING CREDIT FACILITY. Upon at least thirty (30) days' prior written notice to the Lender, Borrower may, at its option, terminate the Revolving Loan Facility in full or reduce the Revolving Credit Maximum Availability in increments of not less than $100,000; provided, however, that
(i) the aggregate outstanding principal balance of the Revolving Credit Loans shall not exceed the reduced amount of the Revolving Credit Maximum Availability after giving effect to any such reduction (and Borrower shall immediately prepay the Revolving Credit Loans to the extent necessary to eliminate such excess), and (ii) any such termination or reduction shall be irrevocable.

     SECTION 2.5 LETTERS OF CREDIT. If requested to do so by the Borrower, Lender may, in its discretion, issue one or more Letters of Credit for the account of such Borrower; provided, however, that the sum of the aggregate outstanding principal balance of the Revolving Credit Loans at any one time plus the aggregate stated amount of all such Letters of Credit then outstanding may not exceed the Revolving Credit Maximum Availability and any amounts paid by Lender with respect to any draw under any such Letter of Credit shall be deemed to be a Revolving Credit Loan hereunder and shall bear interest and shall be repayable in accordance with the terms hereof and of the Revolving Credit Note unless such amount is immediately reimbursed by such Borrower on demand therefor by Lender.

                                    ARTICLE 3
                              TERM LOAN FACILITIES

     SECTION 3.1      FIRST TERM LOAN FACILITY.

              (a) Subject to the terms and conditions of this Agreement, the Lender shall advance to the Borrower on the date hereof, a First Term Loan in the principal amount of the First Term Loan Maximum Availability. The First Term Loan Facility may not be repaid and then re-borrowed thereunder.

              (b) The proceeds of the First Term Loan shall be used to refinance the $10,400,000 outstanding principal balance of the Prior First Term Loan.

     SECTION 3.2      SECOND TERM LOAN FACILITY.

              (a) Subject to the terms and conditions of this Agreement, the Lender agrees to advance to the Borrower, from time to time on or prior to the Second Term Loan Facility Expiration Date and upon the Borrower's request therefor, a Second Term Loan in a principal amount of up to the Second Term Loan Maximum Availability. The Second Term Loan Facility may be disbursed in one or more advances but the Lender's commitment under the Second Term Loan Facility shall be reduced by each advance thereunder and any sums advanced under the Second Term Loan Facility may not be repaid and then re-borrowed thereunder.

              (b) The proceeds of the Second Term Loan shall be used (i) to refinance the outstanding principal balance of the Prior Second Term Loan which was used to purchase (A) the Warrants, (B) 500 shares of Series B Preferred Stock of Gray, (C) 1,000 shares of Series A Preferred Stock of Gray, (D) the Rawlings Warrant and (E) shares of common stock of Rawlings, (ii) to purchase shares of common stock of Rawlings and shares of common stock of Host Communications, and (iii) to make additional payments of the purchase price of the Rawlings Warrant.

     SECTION 3.3      INTEREST ON TERM LOANS.

              (a) The unpaid principal balance of each of the Term Loans shall bear interest from time to time at a rate per annum equal to the Prime Rate plus the Applicable Term Loan Margin therefor as then in effect; provided, however, that Borrower may, by written notice (or by telephonic notice promptly confirmed in writing) delivered to the Lender not later than 10:00 a.m. (Atlanta time) on the second Business day prior to any Interest Period designated by the Borrower in such notice, direct that interest accrue on the unpaid principal balance of any Term Loan (or any portion thereof which when added to all other LIBOR Advances then outstanding under any of the Loans and which have the same Interest Period totals an amount of not less than $100,000 or any greater integral multiple thereof) outstanding from time to time during such Interest Period at a rate per annum equal to the sum of the Adjusted LIBOR for such Interest Period plus the Applicable Term Loan Margin therefor as then in effect; provided, further, however, that (i) upon the occurrence and during the continuation of any Event of Default under Section 9.1(i), (ii) or (iii) hereof, the Lender may, upon notice to the Borrower, suspend Borrower's right to use the aforesaid Adjusted LIBOR option, (ii) Borrower may not have more than six (6) Adjusted LIBOR-based interest rates in effect under this Section at any one time, and (iii) the interest rate applicable to the Term Loans shall be subject to adjustment as provided in paragraph (b) below.

              (b) After the occurrence and during the continuation of any Event of Default, the unpaid principal balance of any of the Term Loans (and, to the extent permitted by applicable law, all accrued interest thereon) may, if elected by the Lender in its discretion, bear interest at a rate per annum equal to Default Rate, which rate adjustment shall be effective from the date notice thereof is given by the Lender to the Borrower.

              (c) Interest on each of the Term Loans shall accrue from and including the date of each advance thereunder to and excluding the date of any repayment thereof; provided, however, if such advance thereunder is repaid on the same day it is made, one day's interest shall be paid on such advance.

              (d) The Lender, upon determining the Adjusted LIBOR for any Interest Period applicable to any Term Loan, shall promptly notify by telephone (confirmed in writing) or in writing the Borrower thereof and any such determination by the Lender shall, in the absence of manifest error, be final, conclusive and binding for all purposes.

     SECTION 3.4      TERM LOAN NOTES; REPAYMENT OF PRINCIPAL AND INTEREST.

              (a) The Borrower's obligation to pay to the Lender the principal of and interest on the First Term Loan shall be evidenced by the records of the Lender (subject to Section 4.5 hereof) and by the First Term Loan Note. The principal balance of the First Term Loan shall be due and payable on the Maturity Date in an amount equal to the entire remaining unpaid principal balance of the First Term Loan.

              (b) The Borrower's obligation to pay to the Lender the principal of and interest on the Second Term Loans shall be evidenced by the records of the Lender (subject to Section 4.5 hereof) and by the Second

Term Loan Note. The principal balance of the Second Term Loan shall be due and payable on the Maturity Date in an amount equal to the entire remaining unpaid principal balance of all outstanding Second Term Loans.

              (c) Accrued interest on so much of any Term Loan as consists of Prime Rate Advances shall be payable to the Lender in arrears on the first (1st) day of each calendar quarter, commencing with the calendar quarter beginning April 1, 1998, and continuing to be due on the same day of each calendar quarter thereafter. Accrued interest on so much of any Term Loan as consists of LIBOR Advances shall be payable to the Lender in arrears on the last day of each Interest Period applicable thereto and, in the case of any LIBOR Advance having an Interest Period in excess of three (3) months, on each day which occurs every three (3) months after the initial date of such Interest Period. In all cases a final payment equal to all remaining accrued but unpaid interest on each of the Term Loans shall be due on the date on which the principal on such Term Loan is due as provided above.

                                    ARTICLE 4
                              GENERAL CREDIT TERMS

     SECTION 4.1 CREDIT EXPIRATION DATES; EXTENSIONS. The Lender's obligations hereunder to make any further advances under the Revolving Credit Facility, the First Term Loan Facility and the Second Term Loan Facility shall expire on the Revolving Credit Facility Expiration Date, the First Term Loan Facility Expiration Date, and the Second Term Loan Facility Expiration Date, respectively. If requested to do so by the Borrower, the Lender may, in its sole discretion, grant one or more extensions of any of such dates, and, in the event any such extension is requested by the Borrower and granted by the Lender in its discretion, the Lender shall issue to the Borrower a written notification of such extension.

     SECTION 4.2 FEES. In consideration of the Lender's entering into this Agreement and making the Loans available hereunder, the Borrower agrees to pay to the Lender the following fees:

              (a) Borrower shall pay to the Lender a non-refundable commitment fee from the date of this Agreement to the date of the Revolving Credit Facility Expiration Date computed on the daily average unused portion of the Revolving Credit Maximum Availability in effect during the period for which such payment is made at a rate per annum equal to one-quarter of one percent (0.25%), which commitment fee shall be payable by Borrower to the Lender quarterly in arrears on the first (1st) day of each calendar quarter, commencing with the calendar quarter following the calendar quarter in which this Agreement is dated, and continuing to be due on the first (1st) day of each succeeding calendar quarter thereafter so long as the Revolving Credit Facility is in effect as well as on the Revolving Credit Facility Expiration Date; and

              (b) The Borrower shall pay to the Lender a letter of credit fee equal to one and three-quarters percent (1.75%) per annum of the face amount of each Letter of Credit. Such letter of credit fee shall be due and payable quarterly in arrears on the first (1st) day of each calendar quarterly during which a Letter of Credit was outstanding and, if then unpaid, on the Revolving Credit Facility Expiration Date.

     SECTION 4.3      PAYMENTS; PREPAYMENTS AND COMPUTATIONS.

              (a) Except as may be otherwise specifically provided herein, all payments by the Borrower with respect to the Loans or any other Obligations under this Agreement or any of the other Credit Documents shall be made without defense, set-off or counterclaim to the Lender not later than 2:00 p.m. (Atlanta time) on the date when due and shall be made in lawful money of the United States of America in immediately available funds. Any payment received by Lender on a non-Business Day or after 2:00 p.m. (Atlanta time) on any Business Day shall be deemed received by Lender at the opening of its business on the next Business Day. Whenever any payment to be made hereunder or under any of the Notes or any of the other Credit Documents shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

              (b) All computation of interest or fees due hereunder or under any of the other Credit Documents shall be made on the basis of a year of 360 days and the actual number of days elapsed.

              (c) The Loans may be prepaid in whole or in part at any time without premium or penalty; provided, however, that:

              (i) A prepayment of a LIBOR Advance may be made without penalty by Borrower only on the last day of the Interest Period applicable thereto and, if any such prepayment is made on a day that is not the last day of the applicable Interest Period, Borrower shall pay to the Lender such compensation as may be due the Lender under Section 4.10 hereof; and

              (ii) Any prepayment made on any Loan shall be applied, first, to interest accrued thereon through the date of such prepayment, second, to any compensation due under Section 4.10 below, and then to principal; and

              (iii) in the event of any full or partial prepayment on any Term Loan, Borrower must provide Lender with thirty (30) days prior irrevocable written notice of the date and amount of such prepayment.

     SECTION 4.4      COLLATERAL.

              (a) The Obligations shall be secured by (i) the Borrower's first-priority and perfected pledge to the Lender of (A) one hundred percent of the outstanding capital stock of Datasouth, (B) 51.5 shares of common stock of Capital Sports Properties, Inc. and (C) the Host Shares (other than 4,682 shares of common stock of Host Communications which secure the Second Term Loan Obligations), all pursuant to the Borrower Pledge Agreement, (ii) Datasouth's first priority and perfected pledge to the Lender of 305,296 shares of Class A Common Stock of Gray pursuant to the Subsidiary Pledge Agreement, and (iii) the Partnership's first priority and perfected pledge to the Lender of 1,284,000 shares of common stock of the Borrower pursuant to the Partnership Pledge Agreement.

              (b) The Second Term Loan Obligations shall be secured by (i) Datasouth's first-priority and perfected pledge to the Lender of 906,294 shares of Class A Common Stock of Gray pursuant to the Purpose Credit Subsidiary Pledge Agreement and (ii) the Borrower's first-priority and perfected pledge to the Lender of 1,000 shares of Series A Preferred Stock of Gray, 500 shares of Series B Preferred Stock of Gray, the Warrants, the Rawlings Warrant, the Rawlings Shares, and 4,682 shares of common stock of Host Communications, all pursuant to the Purpose Credit Borrower Pledge Agreement.

              (c) The Borrower shall cause the Purchaser to enter into the Option Agreement with the Lender and to perform his obligations thereunder and the Borrower, Datasouth and the Partnership shall execute the Acknowledgment, Consent and Agreement attached thereto.

              (d) The Borrower also shall (and shall cause each of Datasouth and the Partnership to) execute or deliver to Lender any and all financing statements, stock certificates, undated blank transfer powers and such other documents as the Lender may reasonably request from time to time in order to perfect or maintain the perfection of its Liens under the Pledge Agreements.

     SECTION 4.5 LOAN ACCOUNT. The Lender shall open and maintain on its books one or more loan accounts in the name of the Borrower and such loan account or accounts shall show as debits thereto the Lender's Loans made to the Borrower under this Agreement and as credits thereto all payments received by the Lender and applied thereto so that the balance of the loan account or accounts of the Borrower with the Lender at all times shall reflect the principal amount of the Loans then outstanding from the Lender to the Borrower. The entries made in the aforesaid loan account or accounts shall be PRIMA FACIE evidence, in the absence of manifest error, of the existence and amounts of the Obligations of the Borrower therein recorded and any payments thereon. The Lender will account to the Borrower from time to time with periodic statements of borrowings, charges and payments made pursuant to this Agreement and the other Credit Documents, and each such account rendered by the Lender shall be deemed final, binding and conclusive unless the Lender is notified by the Borrower in writing within thirty (30) days after the date such account is so rendered that the Borrower disputes any item thereof (but any such notice by the Borrower shall be deemed an objection only to those items specifically set forth in such notice). Failure by the Lender to render any such account shall in no way affect Lender's rights hereunder or under any of the other Credit Documents.

     SECTION 4.6 CAPITAL ADEQUACY. Without limiting any other provisions of this Agreement, in the event that the Lender determines after the date hereof that the introduction or change after the date of this Agreement of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, or any change therein or in the interpretation or application thereof after the date of this Agreement, or compliance by the Lender with any request or directive regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction which is introduced or changed after the date of this Agreement, does or shall have the effect of reducing the rate of return on the Lender's capital as a consequence of its obligations hereunder to a level below that which the Lender could have achieved but for such law, treaty, rule, regulation, guideline or order or such change or compliance (taking into consideration the Lender's policies with respect to capital adequacy and assuming the full utilization of the Lender's capital immediately before such adoption, change or compliance) by an amount reasonably deemed by the Lender to be material, then the Lender shall promptly after its determination of such occurrence notify the Borrower thereof. The Borrower agrees to pay to the Lender as an additional fee from time to time, within ten
(10) days after written notice and demand by the Lender, such amount as the Lender certifies to be the amount that will compensate it for such reduction in connection with its obligations hereunder; provided, however, that Lender's right to receive any such additional fee shall be subject to the provisions of
Section 4.12 hereof. A certificate of the Lender claiming compensation under this Section 4.6 shall be conclusive in the absence of manifest error or fraud and shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to it hereunder and the method by which such amounts were determined. In determining such amount, the Lender may use reasonable averaging and attribution methods.

     SECTION 4.7 AGREEMENTS REGARDING INTEREST AND OTHER CHARGES. Borrower and the Lender hereby agree that the only charges imposed or to be imposed by the Lender upon Borrower for the use of money in connection with the Loans is and will be the interest required to be paid under the provisions of this Agreement as well as the related provisions of the Notes. In no event shall the amount of interest due and payable under this Agreement, the Notes or any of the other Credit Documents exceed the maximum rate of interest allowed by applicable law and, in the event any such payment is made by the Borrower or any other Credit Party or received by the Lender, such excess sum shall be credited as a payment of principal. It is the express intent hereof that the Borrower not pay and the Lender not receive, directly or indirectly or in any manner, interest in excess of that which may be lawfully paid under applicable law. All interest and other charges, fees or other amounts deemed to be interest which are paid or agreed to be paid to the Lender under this Agreement, the Notes or any of the other Credit Document shall, to the maximum extent permitted by applicable law, be amortized, allocated and spread on a PRO RATA basis throughout the entire actual term of the Loans (including any extension or renewal period). Any and all fees payable hereunder are not intended, and shall not be deemed, to be interest or a charge for the use of money, but rather shall constitute an "other charge" within the meaning of O.C.G.A. ss. 7-4-2(a)(1).

     SECTION 4.8 UNAVAILABILITY. If (i) the Lender determines that the making or maintenance by it of any LIBOR Advance hereunder would violate any applicable law, rule or regulation or the interpretation or application thereof (whether or not having the force of law), or (ii) the Lender determines that deposits of a type and maturity appropriate to fund interest rate options and Interest Periods hereunder are not available in the London interbank market or that Adjusted LIBOR does not fully reflect the Lender's cost of maintaining particular interest rate options and/or Interest Periods hereunder, then the availability of the Adjusted LIBOR-based interest rate option and/or Interest Periods hereunder may be suspended by the Lender (by written notice to the Borrower) for new Interest Periods until such time as market conditions or legal considerations permit it to be reinstated.

     SECTION 4.9 INCREASED COSTS. If, due to either (i) the introduction of or any change (other than a change by way of imposition of or increase in reserve requirements already included in computing the Adjusted LIBOR) in or in the interpretation of any law or regulation after the date hereof or (ii) the compliance with any guideline or request from any central bank or other governmental authority issued after the date hereof (whether or not having the force of law), there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining any LIBOR Advance hereunder, then within ten (10) days after written notice and demand by the Lender, Borrower shall from time to time pay to the Lender additional amounts as are sufficient to compensate the Lender for such increased cost; provided, however, that Lender's right to receive any such additional compensation shall be subject to the provisions of Section 4.12 hereof. Each such notice and demand shall be accompanied by a certificate of the Lender setting forth in reasonable detail the basis for computing the additional amount claimed by the Lender, and each such certificate shall, in the absence of manifest error, be conclusive evidence of the amount of such cost.

     SECTION 4.10 FUNDING LOSSES. The Borrower shall compensate the Lender, upon its written request to the Borrower (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, without limitation, any interest paid by the Lender to lenders of funds borrowed by it to make or carry its LIBOR Advances hereunder, in either case to the extent not recovered by the Lender in connection with the re-employment of such funds and including loss of anticipated profits), which the Lender may sustain: (i) if for any reason (other than a default by the Lender) a borrowing of any LIBOR Advance does not occur on the date specified therefor in Borrower's request for such advance, (ii) if any repayment (including any prepayment) of any LIBOR Advance occurs on a date which is not the last day of an Interest Period applicable thereto, or (iii) if, for any reason, the Borrower defaults in its obligation to repay its LIBOR Advances when due as required by the terms of this Agreement.

     SECTION 4.11 ASSUMPTIONS CONCERNING FUNDING OF LIBOR ADVANCES. Calculation of all amounts payable to the Lender under this Agreement with respect to any LIBOR Advance shall be made as though the Lender had actually funded its relevant LIBOR Advances through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Advance in an amount equal to the amount of the LIBOR Advance and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR Advance from an offshore office of the Lender to a domestic office of the Lender in the United States of America; provided, however that the Lender may fund each of the LIBOR Advances in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts which may be payable under this Agreement.

     SECTION 4.12 ADDITIONAL FEES OR COMPENSATION. Lender shall notify Borrower of any event occurring after the date of this Agreement that will entitle the Lender to additional fees or compensation under Section 4.6 or 4.9 hereof as promptly as practical, but in any event within 45 days after the Lender obtains actual knowledge thereof; provided, however, that if the Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, the Lender shall only be entitled to payment under Section 4.6 or 4.9 (as the case may be) for reductions in the rate of return on the Lender's capital or for increases in the Lender's costs (as the case may be) for periods from and after the date 45 days prior to the date that the Lender does give such notice.

                                    ARTICLE 5
                          CONDITIONS PRECEDENT TO LOANS

     The obligation of the Lender to make any Loan to Borrower hereunder shall be subject to the satisfaction of the following conditions precedent:

     SECTION 5.1 CONDITIONS PRECEDENT TO CLOSING. As of the date of this Agreement, and subject to such exceptions as may be granted by Lender in its discretion, the Lender shall have received the following (all documents to be in form and substance satisfactory to the Lender):

              (a)     this Agreement and the Notes duly executed and delivered;

              (b) the duly executed and delivered Pledge Agreements and Option Agreement;

              (c) all stock certificates evidencing the Pledged Shares together with undated blank stock transfer powers for the same duly executed by the appropriate Credit Parties, together with such other documents as the Lender may deem necessary or appropriate to perfect or maintain the perfection of the Lender's Liens under the Pledge Agreements;

              (d) an Officer's Certificate of the Borrower certifying its compliance with the financial and other covenants in this Agreement;

              (e) copies of all documents and instruments, including all consents, authorizations and filings, required under any Requirement of Law or by any Contractual Obligation of any of the Credit Parties, in connection with the execution, delivery, performance, validity and enforceability of the Credit Documents and the other documents to be executed and delivered hereunder, and such consents, authorizations, filings and orders shall be reasonably satisfactory in form and substance to the Lender and shall be in full force and effect and all applicable waiting periods shall have expired; and

              (f) such other documents, certificates, approvals or filings as the Lender may reasonably request.

     SECTION 5.2 CONDITIONS PRECEDENT TO ALL LOANS. At the time of (and after giving effect to) the making of any Loan under this Agreement, the following conditions shall have been satisfied or shall exist:

              (a)     there shall then exist no Default or Event of Default;

              (b) all representations and warranties by the Borrower or the other Credit Parties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loan, except to the extent (i) previously fulfilled in accordance with the terms of this Agreement or such other Credit Document, (ii) subsequently inapplicable, or
(iii) modified as a result of activities of such Credit Party or its

Subsidiaries or changes in circumstances, in any case as permitted hereunder or thereunder or consented to in accordance with the provisions hereof or thereof;

              (c) since the date of the most recent financial statements described in Section 6.2 or received pursuant to Section 7.1, there shall have been no change which has had or will have a Material Adverse Effect;

              (d) there shall be no action or proceeding instituted or pending before any court or other governmental authority or, to the knowledge of the Borrower, threatened (i) which has had or will have a Material Adverse Effect or
(ii) seeking to prohibit or restrict any Credit Party's ownership or operation of any material portion of its business or assets or to compel any Credit Party to dispose of or hold separate all or any material portion of its businesses or assets, which has had or will have a Material Adverse Effect; and

              (e) the Loan to be made and the use of proceeds thereof shall not contravene, violate or conflict with, or involve any Credit Party or the Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority.

     Each request for a Loan and the acceptance by the Borrower of the proceeds thereof shall constitute a representation and warranty by the Borrower to the Lender, as of the date of such Loan, that all of the conditions specified in this Article have been satisfied.

     SECTION 5.3 CONDITIONS PRECEDENT TO THE SECOND TERM LOANS. At the time of (and after giving effect to) the making of any Second Term Loan, the following conditions (in addition to all conditions set forth in Section 5.2 hereof) shall have been satisfied or shall exist:

              (a) Lender shall be satisfied that the Second Term Loans and the use of proceeds thereof, comply in all respects with the Margin Regulations, and Lender shall have received a duly executed Federal Reserve Form U-1, in form acceptable to the Lender;

              (b) Lender shall have received stock certificates evidencing all Pledged Shares, acquired by Borrower but not previously pledged to Lender, together with undated blank stock transfer powers for the same, duly executed by the appropriate Credit Parties, together with such other documents as the Lender may deem necessary or appropriate to perfect or maintain the perfection of the Lender's Liens under the Pledge Agreements; and

              (c) Lender shall have received such other documents and certificates as the Lender may reasonably request.

                                    ARTICLE 6
                         REPRESENTATIONS AND WARRANTIES

     Borrower (as to itself and as to all of the other Credit Parties) hereby represents and warrants to the Lender as follows:

     SECTION 6.1     ORGANIZATION; AUTHORIZATION; VALID AND BINDING OBLIGATIONS.

              (a) The Borrower is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation shown above. Each of Datasouth and the Partnership is a corporation or partnership (as the case may be) duly organized and validly existing in good standing under the laws of the jurisdiction in which it is incorporated or organized (as the case may be).

              (b) Each of the Borrower, Datasouth and the Partnership has all requisite power and authority to execute and deliver the Credit Documents to which it is a party, to perform its obligations under such Credit Documents and to own its respective property and carry on its respective business. The Credit Documents to which each of the Borrower, Datasouth and the Partnership is a party have been duly authorized by all requisite corporate or partnership action (as the case may be) on the part of such Credit Party and duly executed and delivered by authorized officers or partners (as the case may be) of such Credit Party.

              (c) Each of the Credit Documents to which each Credit Party is a party constitutes a valid obligation of such Credit Party, legally binding upon and enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

     SECTION 6.2 FINANCIAL STATEMENTS. All of the financial statements for any or all of the Credit Parties provided to the Lender in connection with this Agreement fairly present the financial condition of such Credit Parties as at the dates thereof and the results of their respective operations for the periods covered thereby in conformity with GAAP (subject, in the case of interim financial statements, to normal year-end adjustments). Since the date of the most recent annual financial statements for Borrower presented to the Lender, there has been no Material Adverse Effect.

     SECTION 6.3 ACTIONS PENDING. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Borrower, threatened against any of the Credit Parties, or any properties or rights of any of the Credit Parties, by or before any court, arbitrator or administrative or governmental body which has had or, if determined adversely, will have any Material Adverse Effect.

     SECTION 6.4 CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the execution nor delivery of this Agreement, nor fulfillment of or compliance with the terms and provisions of this Agreement, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (other than any Lien arising under any Credit Document) upon any of the properties or assets of any Credit Party pursuant to, the charter or by-laws of any Credit Party, any award of any arbitrator or any agreement, instrument, order, judgment, decree, statute, law, rule or regulation to which any Credit Party or any of its property is subject.

     SECTION 6.5 ERISA. Except as may have been expressly disclosed in writing by Borrower to the Lender, no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any Credit Party's Plans (other than a Multiemployer Plan), no liability to the PBGC has been or is expected to be incurred by any Credit Party with respect to any Plan (other than a Multiemployer Plan) which has had or will have a Material Adverse Effect, and none of the Credit Parties has incurred any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which has had or will have a Material Adverse Effect. The execution and delivery of the Credit Documents will not involve any transaction which is subject to any prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code.

     SECTION 6.6 GOVERNMENTAL CONSENT. Except for any recording or filing which may be required by applicable law to perfect or maintain the perfection of the Lender's Liens in the Collateral, no consent, approval or authorization of, or declaration or filing with, any governmental authority is required for the valid execution, delivery and performance by any Credit Party of the Credit Documents executed by such Person or the consummation of any of the transactions contemplated by the Credit Documents.

     SECTION 6.7 MARGIN REGULATIONS AND INVESTMENT COMPANY ACT. ETC. No part of the proceeds of any of the Loans will be used for any purpose which violates, or which would be inconsistent or not in compliance with, the provisions of the applicable Margin Regulations. No Credit Party is an "investment company" or a company "controlled" by an "investment company (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any foreign, federal or local statute or regulation (other than the Margin Regulations) limiting its ability to incur indebtedness for money borrowed, to guarantee such indebtedness or to grant Liens on any of its assets to secure such indebtedness, as contemplated by this Agreement or by any other Credit Document.

     SECTION 6.8 DISCLOSURE. Neither this Agreement nor any other document, certificate or statement furnished to the Lender by or on behalf of Borrower or any other Credit Party in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not materially misleading. There is no fact peculiar to Borrower or any of the other Credit Parties which had has a Material Adverse Effect and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to the Lender by or on behalf of Borrower prior to the date hereof in connection with the transactions contemplated hereby.

     SECTION 6.9 REAFFIRMATION. Each request for a Loan made by Borrower hereunder shall constitute (i) an automatic representation and warranty by Borrower to Lender that there does not exist any Default or Event of Default as of the date of such request as well as after giving effect to such Loan and (ii) a reaffirmation as of the date of said request as well as after giving effect to such Loan of all of the representations and warranties of the Borrower contained in this Agreement and the other Credit Documents, except to the extent (a) previously fulfilled in accordance with the terms of this Agreement or such other Credit Document, (b) subsequently inapplicable, or (c) modified as a result of activities of the Borrower or its Subsidiaries or changes in circumstances, in any case as permitted under this Agreement or such other Credit Document or consented to in accordance with the provisions hereof or thereof.

                                    ARTICLE 7
                              AFFIRMATIVE COVENANTS

     For so long as this Agreement is in effect, and unless the Lender expressly consents in writing to the contrary, the Borrower covenants and agrees to comply (and cause each of the other Credit Parties to comply) with the following covenants:

     SECTION 7.1 FINANCIAL STATEMENTS AND NOTICES. Borrower shall promptly deliver to the Lender:

              (a) within thirty (30) days after the end of each monthly accounting period of Borrower, consolidated and consolidating statements of income and cash flow of Borrower and its consolidated Subsidiaries for the portion of Borrower's fiscal year ending therewith, and consolidated and consolidating balance sheets of Borrower and its consolidated Subsidiaries as at the end of such period, setting forth in the case of each such statement in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP (subject to changes resulting from normal year-end adjustments), but not audited;

              (b) within forty-five (45) days after the end of each fiscal quarter of Borrower, a duly completed and executed Officer's Certificate (in the form provided by Lender to Borrower) certifying Borrower's compliance with the financial and other covenants in this Agreement;

              (c) within one hundred twenty (120) days after the end of each fiscal year of Borrower, consolidated and consolidating statements of income and cash flows of Borrower and its consolidated Subsidiaries for such year, and consolidated and consolidating balance sheets of Borrower and its consolidated Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding figures from the preceding annual audit, all in reasonable detail, prepared in accordance with GAAP and reasonably satisfactory in scope to the Lender and audited in accordance with generally accepted auditing standards and certified to Borrower by Ernst & Young or other independent public accountants of recognized standing selected by Borrower and reasonably acceptable to the Lender whose certificate shall be unqualified, which financial statements shall be accompanied by a duly completed and executed Officer's Certificate (in the form provided by Lender to Borrower) certifying Borrower's compliance with the financial and other covenants in this Agreement;

              (d) promptly upon receipt thereof, a copy of each other report submitted to Borrower or any of its consolidated Subsidiaries by its independent public accountants in connection with any annual, interim or special audit made by them of the books of Borrower or any such Subsidiary (including, without limitation, any management report prepared in connection with such accountants' annual audit of Borrower and its consolidated Subsidiaries);

              (e) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as Borrower shall send to its public stockholders, if any, and copies of all registration statements and all reports which Borrower files with the SEC (or any governmental body or agency succeeding to the functions of the SEC);

              (f) promptly upon obtaining knowledge of an Event of Default, an Officer's Certificate specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto;

              (g) immediately upon becoming aware that the holder of any evidence of indebtedness or any security of any Credit Party has given notice or taken any other action with respect to a claimed default or event of default with respect to such indebtedness or security or event which, with the giving of notice or passage of time, or both, would constitute a default with respect to such indebtedness or security, an Officer's Certificate specifying the notice given or action taken by such holder and the nature of the claimed default or event and what action such Credit Party is taking or proposes to take with respect thereto, provided that in each and every case noted above the aggregate outstanding principal balance of the indebtedness or security involved (or all such indebtedness or securities combined) must equal or exceed $250,000;

              (h) promptly after (x) the occurrence thereof, notice of the institution by any Person of any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency, or official, against any Credit Party, or any material property of any Credit Party, in which the amount in controversy is stated to be more than $250,000 individually or in the aggregate or, where no amount in controversy is stated, which might, if adversely determined, have a Material Adverse Effect or (y) the receipt of actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration, each such notice under this subsection to specify, if known, the amount of damages being claimed or other relief being sought, the nature of the claim, the Person instituting the action, suit, proceeding, investigation or arbitration, and any other significant features of the claim;

              (i) promptly after learning thereof, notice of the occurrence of any Reportable Event or any other act or condition arising in connection with any Plan which Borrower believes might constitute grounds for the termination thereof by the PBGC or for the appointment by any appropriate United States district court of a trustee to administer such Plan;

              (j) on or before May 1st of each calendar year (commencing May 1, 1998), a personal financial statement for Purchaser as of and for the 12-month period ending on December 31 of the immediately preceding calendar year, which statement shall include a balance sheet and income statement and shall be in form and substance satisfactory to the Lender; and

              (k) with reasonable promptness, such other information relating to the operations, management, business, properties or financial condition of any Credit Party or relating to any Collateral or any Plan as the Lender may reasonably request in writing from time to time.

     SECTION 7.2 INSPECTION OF PROPERTY. On reasonable advance notice, each of the Borrower and its Subsidiaries will permit any employee, consultants and attorneys of Lender to visit and inspect any of the properties of such Credit Party, to examine the corporate books and records of such Credit Party and such other documents as the Lender may reasonably request and make copies thereof or extracts therefrom, and to discuss the affairs, finances and accounts of any of such corporations with the officers of such Credit Party and with such Credit Party's independent public accountants, all at such reasonable times and as often as the Lender may reasonably request.

     SECTION 7.3 BOOKS AND RECORDS. Borrower shall keep (and shall cause each of its Subsidiaries to keep) its books, records and accounts in accordance with GAAP and practices applied on a basis consistent with preceding years.

     SECTION 7.4 MAINTENANCE OF CORPORATE EXISTENCE. Except to the extent otherwise permitted hereby, the Borrower will do or cause or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect the corporate legal existence of Borrower.

     SECTION 7.5 FINANCIAL COVENANTS. Borrower shall comply with the following financial covenants:

              (a) Borrower's Net Worth shall not be less than $23,000,000 at any time on or after December 31, 1997.

              (b) As of the last day of each calendar quarter or year ending on or after December 31, 1997, the Borrower's Leverage Ratio shall not be more than
(i) from December 31, 1997 through September 30, 1998, 2.5 to 1.0 and (ii) from December 31, 1998 and thereafter, 2.0 to 1.0.

              (c) As of the last day of each calendar quarter ending on or after December 31, 1998, Borrower's Debt Service Ratio for the four quarter period then ended shall not be less than 1.1 to 1.0.

              (d) The value of all Collateral pledged to Lender hereunder shall not be less than one hundred twenty-five percent (125%) of the then outstanding principal balance of all Loans, at any time on or after December 31, 1997. For purposes of this Section 7.5(d), the value of Collateral constituting Marketable Securities shall be based upon the closing price on the applicable calculation date for such Marketable Securities as quoted in The Wall Street Journal.

     SECTION 7.6 PRIMARY DEPOSITORY RELATIONSHIPS. To the maximum extent permitted by applicable law, the Borrower shall maintain its primary depository relationships with the Lender.

     SECTION 7.7      INTEREST RATE CONTRACTS.

              (a) Within six months from the date hereof, Borrower shall have entered into one or more Interest Rate Contracts which fix or place a limit on Borrower's interest obligations at interest rates acceptable to Lender with respect to the Loans on an aggregate of not less than fifty percent (50%) of the principal amount of the Loans then outstanding, such Interest Rate Contracts to provide interest rate protection for a period of at least two (2) years from the date of the Interest Rate Contract.

              (b) All obligations of Borrower to Lender or any of Lender's Affiliates, pursuant to any Interest Rate Contract, shall be deemed to be part of the Obligations.

     SECTION 7.8      MARGIN CALL.

              (a) As of the last day of each calendar month, commencing on the last day of the calendar month in which the Options set forth in the Option Agreement expire or are exercised (the "Margin Calculation Dates"), the market value on such Margin Calculation Date of all of the Marketable Securities then pledged to the Lender as security for the Loans shall not be less than two hundred percent (200%) of the outstanding principal balance of the Loans on such Margin Calculation Date. For purposes of this Section 7.8(a), the value of Marketable Securities shall be based upon the closing price on the Margin Calculation Date for such Marketable Securities as quoted in The Wall Street Journal.

              (b) If at any time, the condition set forth in Section 7.8(a) is not satisfied, then the Borrower shall, within ten (10) days after written notice from the Lender and to the extent necessary to satisfy the condition set forth in Section 7.8(a), either (i) prepay the Loans or (ii) pledge to the Lender additional shares of Class A Common Stock of Gray or other Collateral as shall be satisfactory to the Lender in its sole discretion.

     SECTION 7.9      NOTICES REGARDING PURCHASER.

              The Borrower shall provide written notice to the Lender of the death of the Purchaser within thirty (30) days of the Borrower's knowledge of such death and shall provide written notice to the Lender of the name and address of any new executor of the Purchaser's estate with ten (10) Business Days after the Borrower's knowledge of the appointment of such new executor.

                                    ARTICLE 8
                               NEGATIVE COVENANTS

     For so long as this Agreement is in effect, and unless the Lender expressly consents in writing to the contrary, the Borrower covenants and agrees to comply (and cause each of the other Credit Parties to comply) with the following covenants:

     SECTION 8.1 MERGER, CONSOLIDATION, ETC. Neither Borrower nor Datasouth will merge, consolidate or exchange shares with any other corporation, or sell, lease or transfer or otherwise dispose of all or substantially all of its assets to any Person, except that: (i) Datasouth may merge or consolidate with the Borrower if the Borrower shall be the surviving corporation and (ii) any Person may merge or consolidate with Borrower or Datasouth if no other Default or Event of Default shall be caused thereby and Borrower or Datasouth shall be the surviving corporation therefrom.

     SECTION 8.2 ERISA MATTERS. Neither Borrower nor any of the other Credit Parties shall incur or suffer to exist any material accumulated funding deficiency within the meaning of ERISA or incur any material liability to the PBGC established under ERISA (or any successor thereto under ERISA) or otherwise take or fail to take any action with respect to any Plan where such action or failure has had or will result in a Material Adverse Effect.

     SECTION 8.3 FISCAL YEAR CHANGE. Borrower shall not change its fiscal year end from December 31.

     SECTION 8.4 USE OF PROCEEDS. Borrower shall not use the proceeds of any of the Loans for any purpose other than as and to the extent permitted by the applicable provisions of Section 2.1, 3.1 or 3.2 hereof. Notwithstanding anything herein to the contrary, none of the proceeds of the Revolving Credit Loans or the First Term Loan shall be used to finance or refinance the purchase or carry of any "margin stock" (as defined in the Margin Regulations).

                                    ARTICLE 9
                                EVENTS OF DEFAULT

     SECTION 9.1 EVENTS OF DEFAULT. Each of the following events shall constitute an Event of Default under this Agreement:

              (i) failure by Borrower to pay any of the Obligations (whether principal, interest, fees or other amounts) when and as the same become due and payable (whether at maturity, on demand, or otherwise), and, in the case of any failure to pay any interest or fees due hereunder, the continuation of such failure for fifteen (15) days after the due date of such payment; or

              (ii) any Credit Party shall (1) apply for or consent to the appointment of or the taking of possession by a receiver, custodian, trustee or liquidator of such Credit Party or of all or a substantial part of the property of such Credit Party, (2) admit in writing the inability of such Credit Party, or be generally unable, to pay the debts of such Credit Party as such debts become due, (3) make a general assignment for the benefit of the creditors of such Credit Party, (4) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (5) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (6) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against such Credit Party in an involuntary case under the Bankruptcy Code, or (7) take any action for the purpose of effecting any of the foregoing; or

              (iii) a proceeding or case shall be commenced, without the application of any Credit Party, in any court of competent jurisdiction, seeking (1) the liquidation, reorganization, dissolution, winding-up or composition or readjustment of debts of such Credit Party, (2) the appointment of a trustee, receiver, custodian, liquidator or the like of such Credit Party or of all or any substantial part of the assets of such Credit Party, or (3) similar relief in respect of such Credit Party under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition and adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue in effect, for a period of sixty (60) days from commencement of such proceeding or case or the date of such order, judgment or decree, or any order for relief against such Credit Party shall be entered in an involuntary case or proceeding under the Bankruptcy Code; or

              (iv) any representation or warranty made by Borrower herein or by any Credit Party in any of the other Credit Documents shall be false or misleading in any material respect on the date as of which made (or deemed made); or

              (v) any default shall occur in the performance or observance of any term, condition or provision contained in Section 7.5 or Article VIII of this Agreement; or

              (vi) any default shall occur in the performance or observance of any term, condition or provision contained in this Agreement and not referred to in clauses (i) through (v) above, which default shall continue for thirty (30) days after the earlier of the date Borrower acquires knowledge thereof or the Lender gives Borrower written notice thereof; or

              (vii) any material provision of this Agreement or any other Credit Document shall at any time for any reason cease to be valid and binding in accordance with its terms on Borrower or any other Credit Party which executed it, or the validity, enforceability, or priority thereof shall be contested by Borrower or any other Credit Party, or Borrower or any other Credit Party shall terminate or repudiate (or attempt to terminate or repudiate) any Credit Document executed by it; or

              (viii) the occurrence of an Event of Default under (and after giving effect to any notice and/or cure rights expressly provided in) any of the other Credit Documents; or

              (ix) default in the payment of principal of or interest on any other obligation of any Credit Party for money borrowed (or any obligation under conditional sale or other title retention agreement or any obligation secured by purchase money mortgage or deed to secure debt or any obligation under notes payable or drafts accepted representing extensions of credit or on any Capitalized Lease Obligation), or default in the performance of any other agreement, term or condition contained in any indenture or agreement under which any such obligation is created, guaranteed or secured if the effect of such default is to cause such obligation to become due prior to its stated maturity; provided that in each and every case noted above the aggregate then outstanding principal balance of the obligation involved (or all such obligations combined) must equal or exceed $250,000; or

              (x) default in the payment of principal of or interest on any obligation of any Credit Party for money borrowed or equipment leased from the Lender or any Affiliate of the Lender (other than an Obligation) or default in the performance of any other agreement, term, or condition contained in any agreement under which any such obligation is created, guaranteed or secured if the effect of such default is to entitle the Lender to then cause such obligation to become due prior to its stated maturity, even if such default would not constitute an Event of Default under paragraph (ix) immediately above; or

              (xi) a judgment or order for the payment of money in excess of $250,000 or otherwise having a Material Adverse Effect shall be rendered against any Credit Party and such judgment or order shall not be released, vacated, stayed or fully bonded-off within thirty (30) days after the date of its issue or entry; or

              (xii) a Reportable Event shall occur which the Lender determines in good faith constitutes grounds for the termination by the PBGC of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be so terminated or any such trustee shall be so requested or appointed, or if the Borrower or any of the other Credit Parties is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from such Credit Party's complete or partial withdrawal from such Plan; or

              (xiii) the acquisition after the date of this Agreement by any Person, or by any two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of fifteen percent (15%) of the outstanding Voting Stock of the Borrower; or

              (xiv) the aggregate value of all of Purchaser's unpledged and non-affiliated Marketable Securities shall be less than $35,000,000; or

              (xv) the aggregate value of Purchaser's unpledged and non-affiliated Marketable Securities which constitute capital stock of Wachovia Bank shall be less than $20,000,000.

     SECTION 9.2 REMEDIES. Upon the occurrence of an Event of Default, the Lender may, in its discretion, exercise one or more of the following remedies:

              (i) by written notice to Borrower, terminate the Lender's remaining commitment hereunder to make any further Loans to Borrower, whereupon any such commitment shall terminate immediately and any remaining accrued but unpaid commitment fees shall become forthwith due and payable by Borrower to Lender without any other notice or demand of any kind; and

              (ii) by written notice to the Borrower, declare the principal of and any accrued interest on the Notes and all other Obligations, to be, and whereupon the same shall become, immediately due and payable, and the same shall thereupon become due and payable without further demand, presentment, protest or notice of any kind, all of which are hereby expressly waived by the Borrower; and


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



              (iii) exercise all or any of its rights and remedies as it may otherwise have under any of the other Credit Documents or any applicable law;

provided, however, that upon the occurrence of an Event of Default specified in
Section 9.1(ii) or Section 9.1(iii) above, the result which would occur upon the giving of notice pursuant to Section 9.2(i) and (ii) shall occur automatically without the giving of any such notice. No failure or delay on the part of the Lender to exercise any right or remedy hereunder or under the Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder preclude any further exercise thereof or the exercise of any further right or remedy hereunder or under the Credit Documents. No exercise by the Lender of any remedy under the other Credit Documents shall operate as a limitation on any rights or remedies of the Lender under this Agreement, except to the extent of moneys actually received by the Lender under the other Credit Documents.

                                   ARTICLE 10
                                  MISCELLANEOUS

     SECTION 10.1 NOTICES. All notices, requests and other communications hereunder or under any of the other Credit Documents shall be in electronic, telephonic (confirmed in writing) or written (including telecopier or similar writing) form and shall be given to the party to whom sent, addressed to it at its address set forth beneath its signature below. Each such notice, request or communication shall be effective (i) if given by telecopy, when such communication is transmitted to the telecopy number herein specified (any such notice, request or communication sent by telecopy shall be confirmed promptly thereafter by personal delivery or mailing in accordance with the other provisions of this Section, but such confirmation requirement shall not affect the date on which such telecopy shall be deemed to be effective for purposes hereof), (ii) if given by mail, three (3) Business Days after such communication is deposited in the United States mail with first class postage prepaid, return receipt requested, addressed as aforesaid, (iii) if sent for overnight delivery by Federal Express or other reputable national overnight delivery service, one
(1) Business Day after such communication is entrusted to such service for overnight delivery and with recipient's signature required, addressed as aforesaid, or (iv) if given by any other means, when delivered at the address of the party to whom such notice is being delivered.

     SECTION 10.2 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Lender in exercising any right or remedy hereunder and no course of dealing between any Credit Party and the Lender shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Lender would otherwise have. No notice to or demand on any Credit Party not required hereunder or under any other Credit Document in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lender to any other or further action in any circumstances without notice or demand.


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



     SECTION 10.3     PAYMENT OF EXPENSES; INDEMNITY.

              (a) Borrower agrees to: (i) pay all reasonable out-of-pocket costs and expenses of the Lender incurred in connection with its negotiation, structuring, documenting, closing, administration or modification of, or in connection with the preservation of Lender's rights under, enforcement of, or any refinancing, renegotiation, restructuring or termination of, this Agreement or any other Credit Document or any instrument referred to therein or any amendment, waiver or consent relating thereto, including, without limitation, the actual and reasonable fees and disbursements of counsel for the Lender, and
(ii) pay and hold the Lender harmless from and against any and all present and future stamp, documentary, property, ad valorem or other similar non-income taxes with respect to this Agreement, any Note or any other Credit Documents, any Collateral described therein, or any payments due thereunder, and save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

              (b) In addition to the other amounts payable by the Borrower under this Agreement (including, without limitation, subsection (a) above), the Borrower hereby agrees to pay and indemnify the Lender from and against all claims, liabilities, losses, costs and expenses (including, without limitation, actual and reasonable attorneys' fees and expenses) which the Lender may (other than as a result of the gross negligence or willful misconduct of such Person) incur or be subjected to as a consequence, directly or indirectly, of (i) any actual or proposed use of any proceeds of the Loans or any Credit Party's entering into or performing under any Credit Document, (ii) any breach by any Credit Party of any representation, warranty, covenant or condition in, or the occurrence of any other default under, this Agreement or any of the other Credit Documents, including without limitation all reasonable attorney's fees or expenses resulting from the settlement or defense of any claims or liabilities arising as a result of any such breach or default, (iii) allegations of participation or interference by the Lender in the management, contractual relations or other affairs of any Credit Party, (iv) the Lender's holding any Lien on or administering any of the Collateral, (v) allegations that the Lender has joint liability with any Credit Party to any third party for any reason, or
(vi) any suit, investigation or proceeding as to which the Lender is involved as a consequence, directly or indirectly, of its execution of this Agreement or any of the other Credit Documents, the making of any Loan, the holding of any Lien on any of the Collateral or any other event or transaction contemplated by this Agreement or any of the Credit Documents.

     SECTION 10.4 SUCCESSORS AND ASSIGNS: SALE OF INTEREST. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto; provided that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lender. Lender may sell, assign or grant participations in all or any part of Lender's rights, titles or interests hereunder and under the other Credit Documents without the prior written consent of the Borrower.

     SECTION 10.5 AMENDMENTS. No amendment or waiver of any provision of this Agreement or the other Credit Documents, nor consent to any departure by any party hereto, or any other Credit Party therefrom, shall in any event be enforceable against any party to this Agreement unless the same shall be in writing and signed

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



by such party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 10.6 TIME OF ESSENCE. Time is of the essence of this Agreement and each of the other Credit

Documents.

     SECTION 10.7 GOVERNING LAW. This Agreement is intended to be performed in the State of Georgia, and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Georgia without regard to principles of conflicts of laws thereof.

     SECTION 10.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     SECTION 10.9     EFFECTIVENESS; SURVIVAL.
              (a) This Agreement shall become effective on the date on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and the Lender shall have received the same.

              (b) All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement, the other Credit Documents, and such other agreements and documents, the making of the Loans hereunder and the execution and delivery of the Notes.

     SECTION 10.10 SEVERABILITY. In case any provision in or Obligation under this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     SECTION 10.11 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

     SECTION 10.12 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     SECTION 10.13 TERMINATION OF AGREEMENT. At such time as (i) Lender is no longer obligated under this Agreement (whether by the terms hereof or as a result of a release of such obligations by the Borrower) to make any further Loans, (ii) no Letters of Credit are outstanding, and (iii) all Obligations have been paid and satisfied in full, this Agreement shall terminate; provided, however, that any and all indemnity obligations of

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



any Credit Party to the Lender arising hereunder or under any of the other Credit Documents shall survive the termination of this Agreement.

     SECTION 10.14 ENTIRE AGREEMENT. This Agreement and the other Credit Documents constitute the entire agreement among the Credit Parties and the Lender with respect to the Loans, the other Obligations and the Collateral and supersede all prior agreements, representations and understandings related to such subject matters.

     SECTION 10.15    JURY TRIAL WAIVER; CONSENT TO FORUM.

              (a) THE BORROWER AND THE LENDER IRREVOCABLY WAIVE ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.

              (b) ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE
LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

                      (i) SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF THE BORROWER'S DOMICILE AT TIME OF THE EXECUTION OF THIS AGREEMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

                      (ii) RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (A) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS AGREEMENT OR IN ANY OF THE OTHER CREDIT DOCUMENTS; OR (B) BE A WAIVER BY THE LENDER OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (C) LIMIT THE RIGHT OF THE LENDER HERETO
(1) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (2)

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



TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (3) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE LENDER MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.


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



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on their behalf and each of the Borrower has caused its corporate seal to be hereunto affixed, all as of the date first above stated.

BORROWER:
           (CORPORATE SEAL)
BULL RUN CORPORATION

By:  /s/ ROBERT S. PRATHER, JR.
     Name: Robert S. Prather, Jr.
     Title: President

Address for Notices:
4370 Peachtree Road, N.E.
Atlanta, Georgia 30319-3099
Attn: President
Telecopy: (404) 261-9607


LENDER:

NATIONSBANK, N.A.

By:  /s/ MELINDA M. BERGBOM
     Name: Melinda M. Bergbom
     Title: Senior Vice President

Address for Notices:
19th Floor, 600 Peachtree Street, N.E.
Atlanta, Georgia  30308
Attn: Melinda M. Bergbom
Telecopy: (404) 607-6343